Exhibit 10.1

2017 Pursuit Attractions and Hospitality, Inc. Omnibus Incentive Plan

Amended and Restated Effective May 24, 2022

i

2017 Pursuit Attractions and Hospitality, Inc. Omnibus Incentive Plan

Amended and Restated Effective May 24, 2022

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Pursuit Attractions and Hospitality, Inc., a Delaware corporation (f/k/a Viad Corp, hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2017 Pursuit Attractions and Hospitality, Inc. Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

This Plan was originally effective May 18, 2017 (the “Original Effective Date”). As amended and restated hereby, this Plan shall become effective on May 24, 2022, subject to shareholder approval at the Company’s 2022 annual meeting of shareholders (the “Effective Date”), and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of This Plan. The purpose of this Plan is to provide a means whereby Employees, Directors and Consultants of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees, Directors or Consultants of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 Duration of This Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) adoption of this Plan by the Board, or (b) the Effective Date.

1.4 Prior Plans. No further grants shall be made under the Prior Plans from the time of the Original Effective Date of this Plan.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “409A CIC” means the consummation of a “change in ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, and in each case, as defined under Code Section 409A.

2.2 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.3 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.4.

2.4 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock

Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.5 “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.6 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.9 “Change in Control” means any of the following events:

(a) An acquisition by any person (as defined in Section 3(a)(9) of the Exchange Act), including, without limitation, any two or more persons acting as a group within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either: (i) the then outstanding Shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); excluding, however the following: (A) any acquisition directly from the Company or any entity controlled by the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or any entity controlled by the Company, (B) any acquisition by the Company, or any entity controlled by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (i), (ii), and (iii) of Section 2.9(c); or

(b) A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2.9(b) that any individual, who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c) Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”) excluding, however, such a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction (the “Prior Shareholders”) beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding Shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the Company or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than the Company or any entity controlled by the Company, any employee benefit plan (or related trust) of the Company or any entity controlled by the Company or such corporation or other entity resulting from such Corporate Transaction) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding Shares of common stock of the Company or other entity resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation or other entity entitled to vote generally in the election of Directors except to the extent that such ownership existed prior to the Corporate Transaction; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the Board of Directors of the Company resulting from such Corporate Transaction; and further excluding any disposition of all or substantially all of the assets of the Company pursuant to a spin-off, split-up, or similar transaction (a “Spin-Off”) if, immediately following the Spin-Off, the prior shareholders beneficially own, directly or indirectly, more than eighty percent (80%) of the outstanding Shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of both entities resulting from such transaction, in substantially the same proportions as their ownership immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities; provided, that if another Corporate Transaction involving the Company occurs in connection with or following a Spin-Off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change in Control has occurred; or

(d) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11 “Committee” means the Human Resources Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. If at any time there is no such Human Resources Committee to administer the Plan, or the Human Resources Committee shall fail to be composed of at least two Non-employee Directors, the Plan will be administered by a committee selected by the Board and composed of not less than two (2) individuals, each of whom is such a Non-employee Director. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of, the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.12 “Company” means Pursuit Attractions and Hospitality, Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.

2.13 “Consultant” means any person, including an advisor, who is (a) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (b) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

2.14 “Covered Employee” means any key Employee who is a “Covered Employee,” as defined in Code Section 162(m), and who is designated either as an individual Employee or class of Employees, by the Committee prior to the earlier of: (a) ninety (90) days after the beginning of the Performance Period, or (b) when twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.15 “Director” means any individual who is a member of the Board of Directors of the Company.

2.16 “Disaffiliation” means a Subsidiary ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company.

2.17 “Effective Date” has the meaning set forth in Section 1.1.

2.18 “Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.20 “Fair Market Value” or “FMV” means a price that is based on the closing price of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

2.21 “Freestanding SAR” has the meaning set forth in Section 7.1.

2.22 “Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.23 “Good Reason” means (a) “Good Reason” as defined in any individual agreement or Award Agreement to which the applicable Participant is a party, or (b) if there is no such agreement or if it does not define Good Reason, without the Participant’s prior written consent: (i) the assignment to the Participant of any duties materially inconsistent in any respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change in Control, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; (ii) any material reduction of the Participant’s base salary or annual bonus below the highest level enjoyed by the Participant during the 120-day period prior to the Change of Control; (iii) the Company’s requiring the Participant to be based at any office or location other than that at which he or she was based immediately prior to the Change in Control constituting a material change in the Participant’s geographic location or the Company’s requiring the Participant to travel to a substantially greater extent than required immediately prior to the Change in Control; (iv) any purported termination by the Company of the Participant’s employment otherwise than as expressly permitted by this Plan. In order to invoke a termination of employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (i) through (iii) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such termination of employment to constitute a termination of employment for Good Reason.

2.24 “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.25 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.26 “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.27 “Non-employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

2.28 “Non-employee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Non-employee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.29 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.30 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.31 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.32 “Original Effective Date” has the meaning set forth in Section 1.1.

2.33 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.34 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.35 “Performance-Based Compensation” means, with respect to Covered Employees, compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.36 “Performance Measures” means measures as described in Article 12 on which performance goals are based.

2.37 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.38 “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.39 “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.40 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.41 “Plan” means the 2017 Pursuit Attractions and Hospitality, Inc. Omnibus Incentive Plan.

2.42 “Plan Year” means the calendar year.

2.43 “Prior Plans” means the 1997 Viad Corp Omnibus Incentive Plan and the 2007 Viad Corp Omnibus Incentive Plan.

2.44 “Qualified Termination of Employment” means a termination of employment within twenty-four months following a Change in Control (a) by the Company without cause, other than as a result of death or disability, or (b) by a Participant for Good Reason.

2.45 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.46 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.47 “Securities Act” means the Securities Act of 1933, as amended.

2.48 “Share” means a share of common stock of the Company, par value one dollar and fifty cents ($1.50) per share.

2.49 “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.50 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.51 “Tandem SAR” has the meaning set forth in Section 7.1.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award amounts, terms, and conditions, including the terms and conditions set forth in Award Agreements, determining whether, to what extent, and under what circumstances Awards may be settled, exercised, cancelled, forfeited, or suspended, construing any ambiguous provision of the Plan or any Award Agreement, subject to Section 4.2, accelerating the vesting of Awards, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. Further, the Committee shall further have the authority to make any other determination and take any other action that the Committee deems necessary and desirable for the administration of the Plan.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however: (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Shares and Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4 Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.6 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share

Authorization”) shall be the sum of (a) one million seven hundred fifty thousand (1,750,000) Shares originally reserved under the Plan as of the Original Effective Date, less any Shares issued under the Plan on or prior to, or subject to outstanding Awards as of, the Effective Date, plus (b) an additional eight hundred forty thousand (840,000) Shares added to the Share Authorization as of the Effective Date. The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be two million five hundred ninety thousand (2,590,000) Shares. Shares may also be issued as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of Shares available for issuance under the Plan.

4.2 Minimum Vesting. Any Award under this Plan shall provide for a minimum vesting or Performance Period of at least one year. Notwithstanding the foregoing, (a) the Committee may provide in an Award Agreement or following the time of grant that the vesting of an Award shall accelerate in the event of a Participant’s death, disability, a termination by the Company without Cause, or a Change in Control, and (b) the Committee may grant Awards covering up to five percent (5%) of the Shares authorized for issuance pursuant to Section 4.1 without regard to the foregoing requirement. In addition, the vesting of Awards to Non-employee Directors will be deemed to satisfy the one-year minimum vesting requirement to the extent that the Awards vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of the Company’s shareholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.

4.3 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards, which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, shall be available again for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares. If a Stock Appreciation Right is exercised for Shares, the total number of Shares subject to such Stock Appreciation Right will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. If the Option Price of any Option is satisfied by delivering Shares to the Company (by either actual delivery or by attestation), the total number of Shares subject to such Option shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards under this Plan. Shares subject to an Award that are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding or exercise price obligation (i) with respect to Options and Stock Appreciation Rights, shall be deemed delivered hereunder and shall not again be available for delivery in connection with Awards, and (ii) with respect to Full-Value Awards, shall not be deemed delivered hereunder and shall again be available for delivery in connection with Awards. Shares purchased on the open market using the cash proceeds from the exercise of an Option shall not be added to the Shares available for delivery hereunder in determining the maximum number of Shares available for delivery pursuant to Awards under this Plan.

4.4 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each, an “Annual Award Limit” and collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a) Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000).

(b) SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000).

(c) Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000).

(d) Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that any one Participant may receive in any one Plan Year shall be two hundred fifty thousand (250,000) Shares if such Award is payable in Shares, or equal to the value of two hundred fifty thousand (250,000) Shares if such Award is payable in cash or property other than Shares, as determined as of the Award grant date.

(e) Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed five million dollars ($5,000,000).

(f) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be seventy-five thousand (75,000).

4.5 Non-Employee Director Compensation Limit. With respect to Non-employee Directors, the maximum number of Shares subject to Awards that may be granted in any one Plan Year, taken together with any cash fees paid to such Non-employee Director during such Plan Year, shall not exceed five hundred thousand dollars ($500,000) in total value (calculating the value of any such Shares awarded based on their grant date fair value). This limit shall not apply to the independent Chairman of the Board, whose compensation will be approved by the other Non-employee Directors of the Board with the independent Chairman abstaining.

4.6 Adjustments in Authorized Shares.

(a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (ii) the various limitations set forth in Sections 4.1, 4.4, and 4.5 (iii) the number and kind of shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and Stock Appreciation Rights.

(b) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (ii) the various limitations set forth in Sections 4.1, 4.4, and 4.5, (iii) the number and kind of shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and Stock Appreciation Rights.

(c) In the case of Corporate Transactions, the adjustments contemplated by clause (a) of this Section 4.6 may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards, and (iii) in connection with any Disaffiliation, arranging for the assumption of

Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(d) The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(e) Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 35-36 of ASC Topic 718).

(f) Any adjustment under this Section 4.6 need not be the same for all Participants.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Consultants.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted, and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424).

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements and/or restrictions under applicable federal securities laws, the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. SARs may be granted hereunder to Participants either alone (“Freestanding SAR”) or in addition to other Awards granted under the Plan (“Tandem SAR”) and may, but need not, relate to specific Options granted under Section 6. Any Tandem SAR related to an Option may be granted at the same time such Option is granted to the Participant. In the case of any Tandem SAR related to any Option, such SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by such SAR. Any Option related to any Tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR or a Tandem SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Settlement of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2017 Pursuit Attractions and Hospitality, Inc. Omnibus Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Pursuit Attractions and Hospitality, Inc., 1401 17th Street, Suite 1400, Denver, Colorado 80202.”

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or any Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the

Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards

11.1 Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act).

Article 12. Performance Measures

12.1 Performance Measures. The Committee may establish performance goals for performance-based Awards under the Plan, which may be based on any Performance Measures selected by the Committee. Such Performance Measures may include, but are not limited to, any of the following:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net sales or revenue growth;

(d) Net operating profit;

(e) Revenue;

(f) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(g) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment);

(h) Earnings before or after taxes, interest, depreciation, and/or amortization;

(i) Gross or operating margins;

(j) Productivity ratios;

(k) Share price (including, but not limited to, growth measures and total shareholder return);

(l) Expense targets;

(m) Margins;

(n) Operating efficiency;

(o) Market share;

(p) Customer satisfaction;

(q) Unit volume;

(r) Working capital targets and change in working capital;

(s) Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and

(t) Strategic plan development and implementation.

The Committee may specify any reasonable definition of the Performance Measures it uses. Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (k) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of achievement of Performance Measures may include or exclude items, including, without limitation, any of the following events that occur during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) unusual or infrequently occurring items as described in ASC Topic 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a Performance Period, the Committee may determine that the performance goals or Performance Period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the Participant in an amount determined by the Committee.

Article 13. Non-employee Director Awards

Non-employee Directors may only be granted Awards under the Plan in accordance with this Article 13 and which shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Non-employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Non-employee Director serves, service of a Non-employee Director as the chair of a Committee of the Board, service of a Non-employee Director as Chairman of the Board, or the first selection or appointment of an individual to the Board as a Non-employee Director. Subject to the limits set forth in Sections 4.1, 4.4 and the foregoing, the Board shall grant such Awards to Non-employee Directors and any non-employee chairman of the Board, and grant new Non-employee Director Awards, as it shall from time to time determine.

Article 14. Dividends and Dividend Equivalents

Other than with respect to Options and SARs, which shall not have dividend rights, any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding anything herein to the contrary, to the extent that an Award contains the right to receive dividends or dividend equivalents, a Participant shall be eligible to receive any such dividends or dividend equivalents that are declared prior to the vesting of the Award only at the time (and only to the extent) that the underlying Award vests.

Article 15. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 16. Rights of Participants

16.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Consultant for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder. Except as otherwise provided herein or in any Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Change in Control

17.1 General. The provisions of this Section 17 shall apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

17.2 Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement:

(a) All then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than Awards described in Section 17.2(b)) shall vest in full, be free of restrictions, and be deemed to be earned in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 17.3 (any award meeting the requirements of Section 17.3, a “Replacement Award”) is provided to the Participant pursuant to Section 4.6 to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”). For any Full-Value Award that vests pursuant to this Section 17.2(a), (i) if such Award does not constitute “non-qualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the Change in Control, (ii) if such Award constitutes “non-qualified deferred compensation” under Section 409A of the Code and the Change in Control is a 409A CIC, the Award shall be settled within five days following the Change in Control, and (iii) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code and the Change in Control is not a 409A CIC, the Award shall be settled pursuant to the settlement terms applicable to such Award.

(b) Any performance-based Award shall be deemed to be earned in an amount equal to the product obtained by multiplying (i) the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (A) the applicable target level and (B) the level of achievement of the performance goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)), and (ii) the Applicable Pro-Ration Factor. For any Full-Value Award that vests pursuant to this Section 17.2(b), (x) if such Award does not constitute “non-qualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the Change in Control, (y) if such Award constitutes “non-qualified deferred compensation” under Section 409A of the Code and the Change in Control is a 409A CIC, the Award shall be settled within five days following the Change in Control, and (z) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code and the Change in Control is not a 409A CIC, the Award shall be settled pursuant to the settlement terms applicable to such Award. For purposes of this Section 17.2(b), “Applicable Pro-Ration Factor” shall mean the quotient obtained by dividing the number of days that have elapsed during the applicable performance period through and including the date of the Change in Control by the total number of days covered by the full performance period.

(c) Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, upon a Change in Control, the Company may settle any Awards that constitute “non-qualified deferred compensation” under Section 409A of the Code and that are not replaced by a Replacement Award, to the extent the settlement is effectuated in accordance with Treasury Reg. § 1.409A-3(j)(ix)).

17.3 Replacement Awards. An Award shall meet the conditions of this Section 17.3 (and hence qualify as a Replacement Award): (a) if it is of the same type as the Replaced Award; (b) if it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 4.6; (c) if the underlying Replaced Award was an equity-based Award, it relates to publicly traded equity securities of the Company or the entity surviving the Company (or such surviving entity’s parent) following the Change in Control; (d) if it contains terms relating to vesting (including with respect to a termination of employment) that are substantially identical to those of the Replaced Award; and (e) if its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 17.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

17.4 Termination of Employment. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Qualified Termination of Employment, (a) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to performance goals, unless otherwise agreed in connection with the Change in Control, at the greater of (i) the applicable target level and (ii) the level of achievement of the performance goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Qualified Termination of Employment as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (b) any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Qualified Termination of Employment may thereafter be exercised until the earlier of (i) the three-year anniversary of the termination of employment and (ii) the expiration of the stated full term of such Option or Stock Appreciation Right. For any Full-Value Award that vests pursuant to this Section 17.4, (x) if such Award does not constitute “non-qualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the termination of employment and (y) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled pursuant to the settlement terms applicable to such Award.

Article 18. Amendment, Modification, Suspension, and Termination

18.1 Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

18.2 Prohibition on Repricing, Substitution or Cash Buy-Out. Without the prior approval of the Company’s shareholders and except as provided in Section 4.6, the Committee shall not have the power or authority (i) to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or SARs, (ii) to grant any new Options or other Awards in substitution for or upon the cancellation of Options or SARs previously granted which shall have the effect of reducing the exercise price of any outstanding Option or SARs, (iii) to buy-out any Option or SARs for a cash amount greater than the then current difference between the Fair Market Value and the exercise price of such Option or (iv) to take any other actions that are intended to have the effect of reducing the exercise price of any outstanding Option or SARs.

18.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.6 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

18.4 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.5), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.5 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 19. Withholding

19.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to a Participant, if such other greater amount would not result in adverse financial accounting treatment (as determined by the Committee). All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. General Provisions

21.1 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

(c) Notwithstanding any provision in the Plan or an Award Agreement to the contrary, all Awards granted hereunder shall be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street

Reform and Consumer Protection Act, or to comport with good corporate governance practices.

21.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9 Eligible Recipients Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan.

(b) Determine which Employees, Directors, or Consultants outside the United States are eligible to participate in this Plan.

(c) Modify the terms and conditions of any Award granted to Employees, Directors, or Consultants outside the United States to comply with applicable foreign laws.

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices.

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14 Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. Notwithstanding this intent, if any Award would be considered deferred compensation as defined under Code Section 409A, and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or a subplan which meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

21.15 Nonexclusivity of This Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award

Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit, or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgment in any such action, suit, or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability, or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

21.19 Section 409A of the Code. The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code. Notwithstanding anything in the Plan or any Award Agreement to the contrary, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, (a) “termination of employment” (or any like phrase) shall mean a “separation from service” as defined under Section 409A of the Code (a “Separation from Service”), and (b) in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six month period immediately following a Participant’s Separation from Service by reason of such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service.